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                                                                    EXHIBIT 10.2


                              DEFERRED SHARE AWARD

                   ( [DATE] AWARD FOR _______ DEFERRED SHARES)

         This Deferred Share Award is made to [CANADIAN OFFICER] this ____ day of ____________, 20____, by THE HOME DEPOT, INC., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the Company has adopted The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan which is administered by the Committee; and

         WHEREAS, Executive is an officer and employee of the Company and its subsidiaries eligible to receive an award of Deferred Shares under the Plan; and

         WHEREAS, the Committee conducted its review of Executive's performance and compensation and approved equity awards for the Executive at its __________ meeting,

         NOW, THEREFORE, the Committee hereby makes an award of Deferred Shares under the Plan to Executive pursuant to the following terms and conditions:

         1. Definitions. As used herein, the following terms shall be defined as set forth below:

         (a) "Award" means the Deferred Share Award to Executive, as set forth herein, and as may be amended as provided herein.

         (b)      "Board" means the Company's Board of Directors.

         (c) "Company" means The Home Depot, Inc., a Delaware corporation, with offices at 2455 Paces Ferry Road, Atlanta, Georgia 30339.

         (d) "Cause" means that Executive has been convicted of a felony involving theft or moral turpitude, or engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to Executive's employment duties which results in material economic harm to the Company or its subsidiaries; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that her action was in the best interests of the Company and its subsidiaries; Cause shall not be deemed to exist for purposes of this Award unless a determination that Cause exists is made and approved by the Committee and such determination shall be final and binding upon all parties.

         (e) "Change in Control" means the occurrence of any of the following events: (1) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (A) the Company or any subsidiary of the Company, or (B) any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or



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pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or (2) during any two (2) consecutive years (not including any period beginning before the Grant Date, individuals who at the beginning of such two (2) year period constitute the Board and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the outstanding voting securities of the Company; or (4) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (f) "Committee" means the Leadership Development and Compensation Committee of the Board. (g) "Competitor" means any company or entity in the home improvement industry engaged in any way in a business that competes directly or indirectly with the Company, its parents, subsidiaries, affiliates or related entities, in the United States, Canada, Puerto Rico, Mexico, China or any other location in which the Company currently conducts business or may conduct business. Businesses that compete with the Company in the home improvement industry specifically include, but are not limited to, the following entities and each of their subsidiaries, affiliates, assigns, franchisees, or successors in interest: Lowe's Companies, Inc. (including, but not limited to, Eagle Hardware and Garden); Sears (including, but not limited to, Orchard Supply and Hardware Company); Wal-Mart; Rona; Kent; Canadian Tire and Menard, Inc.

         (h) "Deferred Shares" means the award of the Company's common stock to Executive set forth in Section 2.


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         (i)      "Executive" means [INSERT CANADIAN OFFICER NAME AND TITLE]

         (j) "Disability" means Executive's inability to substantially perform her duties for the Company and its subsidiaries, with reasonable accommodation, as evidenced by a certificate signed either by a physician mutually acceptable to the Company and Executive or, if the Company and Executive cannot agree upon a physician, by a physician selected by agreement of a physician designated by the Company and a physician designated by Executive; provided, however, that if such physicians cannot agree upon a third physician within thirty (30) days, such third physician shall be designated by the American Arbitration Association.

         (k)      "Grant Date" means [INSERT GRANT DATE]

         (l) "Plan" means The Home Depot, Inc. 1997 Omnibus Stock Incentive Plan, as amended from time to time.

         (m) "Retirement" means termination of employment with the Company and its subsidiaries on or after Executive's attainment of age sixty (60) and having at least five (5) years of continuous service with the Company and its subsidiaries.

         2. Deferred Shares Award. Company hereby grants to Executive an award of Deferred Shares under the Plan for _____________________ (______) shares of the $.05 par value common stock of the Company, subject to the conditions set forth herein.

         (a) Vesting. The Deferred Shares shall vest and become payable to Executive on the third (3rd) anniversary of the Grant Date, provided that, except as provided in Section 2(c), Executive is employed by the Company or a subsidiary or other affiliate on the applicable vesting date.

         (b) Delivery of Shares. The Company shall cause a stock certificate representing the vested Deferred Shares to be transferred to Executive as soon as practicable after the vesting date. The Company may satisfy its payment obligation, net of applicable taxes and other source deductions required to be withheld by the Company, by having an independent broker acquire shares on the open market on behalf of the Executive.

         (c) Termination of Employment; Change in Control. Upon termination of Executive's employment for any reason other than Retirement before the Deferred Shares have vested, all unvested shares shall be forfeited. Notwithstanding the foregoing, if (1) the Company terminates Executive's employment other than for Cause, (2) Executive's employment terminates due to death or Disability, or (3) Executive's employment is terminated by the Company in connection with a Change in Control that occurs while Executive is employed by the Company, any Deferred Shares that have not yet vested shall immediately vest. The Company shall issue such Deferred Shares to Executive within ten (10) days after the termination of Executive's employment or such later time as may be required by insider trading or other applicable securities laws. Upon employment termination due to Retirement before the vesting date specified in
Section 2(b), all Deferred Shares that have not lapsed as of the date of Executive's Retirement shall continue to vest according to the vesting schedule


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set forth in Section 2(a) and the Company shall issue such Deferred Shares to
Executive as soon as practicable after the Deferred Shares vest; provided, however, that if after reaching Retirement, Executive becomes, either directly or indirectly, employed with a Competitor, all unvested Deferred Shares shall be immediately forfeited.

         3. Adjustments for Dividends. Upon the payment of any cash dividend on shares of common stock of the Company before the issuance of a stock certificate representing the Deferred Shares, the number of Deferred Shares shall be increased by the number obtained by dividing (x) the aggregate amount of the dividend that would be payable if each Deferred Share were issued and outstanding and entitled to dividends on the dividend payment date, by (y) the Fair Market Value of the common stock on the dividend payment date. The number of Deferred Shares shall also be entitled to such adjustments as are determined by the Committee under Section 11 of the Plan.

         4. Stockholder Rights. The Deferred Shares shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, whether by the operation of law or otherwise prior to vesting. Upon vesting and the issuance of a stock certificate representing the Deferred Shares, Executive shall have all of the rights of a stockholder with respect to the Deferred Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Before the delivery of such stock certificate, Executive shall have none of the rights of a stockholder with respect to the Deferred Shares.

         5. Adjustments. The number of shares covered by the Deferred Shares and, if applicable, the kind of shares covered by the Deferred Shares shall be adjusted to reflect any stock dividend, stock split, or combination of shares of the Company's Common Stock. In addition, the Committee may make or provide for such adjustment in the number of shares covered by the Deferred Shares, and the kind of shares covered by the Deferred Shares, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of Executive's rights that otherwise would result from (a) any exchange of shares of the Company's Common Stock, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. No amount shall be paid to, and no units shall be granted to Executive to compensate her for a downward fluctuation in the price of the common shares, nor will any benefit be conferred upon, or in respect of, Executive for such purpose.

         6. Fractional Shares. The Company shall not be required to issue any fractional shares pursuant to this Award, and the Committee may round fractions down.


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         7.       Withholding. Executive shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Deferred Shares. Such payment shall be made in full, at Executive's election, in cash or check, by withholding from the Executive's next normal payroll check, or by the tender of Deferred Shares payable under this Award. Deferred Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company's common stock on the date such withholding obligation arises.

         8. No Impact on Other Benefits and Employment. This Award shall not confer upon Executive any right with respect to continuance of employment or other service with the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate Executive's employment at any time, subject to the terms of any employment agreement. Nothing herein contained shall affect Executive's right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employment plan or program of the Company or any of its subsidiaries nor constitute an obligation for continued employment.

         9. Plan Provisions. In addition to the terms and conditions set forth herein, this award of Deferred Shares is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Unless the context otherwise requires, capitalized terms used in this Award and not otherwise defined herein shall have the meanings set forth in the Plan. In the event of any conflict between the provisions of the Award and the Plan, the Plan shall control.

         10. Notice. Any written notice required or permitted by this Award shall be mailed, certified mail (return receipt requested) or hand-delivered, addressed to Company's Executive Vice President - Human Resources at Company's corporate headquarters in Atlanta, Georgia as set forth in Section 1(c), or to Executive at her most recent home address on record with the Company. Notices are effective upon receipt.

         11.      Miscellaneous.

         (a) Limitation of Rights. The granting of the award of Deferred Shares shall not give Executive any rights to similar grants in future years or any right to be retained in the employ or service of the Company or to interfere in any way with the right of the Company to terminate Executive's services at any time or the right of Executive to terminate her services at any time.

         (b) Claim and Review Procedures. The claim and review procedures set forth in the Home Depot U.S.A., Inc. Deferred Compensation Plan For Officers are incorporated herein by reference.

         (c) Rights Unsecured. The Company shall remain the owner of all amounts deferred pursuant to this Agreement, and Executive shall have only Company's unfunded, unsecured

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promise to pay. The rights of Executive hereunder shall be that of an unsecured general creditor of the Company, and Executive shall not have any security interest in any assets of the Company.

         (d) Limitation of Actions. Any lawsuit with respect to any matter arising out of or relating to this Award must be filed no later than one (1) year after the Company provides Executive with a written denial of any claim made by Executive hereunder.

         (e) Offset. The Company shall have the right to deduct from amounts otherwise payable under this Award all amounts owed by Executive to Company and its affiliates to the maximum extent permitted by applicable law.

         (f) Controlling Law. Executive and the Company agree that in light of the Executive being employed in two different jurisdictions, for purposes of certainty, it is the parties desire that this Award shall be construed, interpreted and applied in accordance with the law of the State of Delaware, without giving effect to the choice of law provisions thereof. Executive and the Company hereby irrevocably submit to the exclusive jurisdiction of the courts of Delaware. Executive and the Company also both irrevocably waive, to the fullest extent permitted by applicable law, any objection either may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute, and both parties agree to accept service of legal process in Delaware. Executive agrees that the Company may seek enforcement in a Canadian court of any United States judgement obtained pursuant to this Award and Executive agrees not to raise any objection to the Company seeking enforcement of said judgement in a Canadian court.

         (g) Severability. If any term, provision, covenant or restriction contained in the Award is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Award shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

         (h) Construction. The Award contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof, except that this Award shall be subject to the terms and conditions set forth in any employment agreement and non-competition/non-solicitation agreement between Executive and Company. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

         (i) Headings. Section and other headings contained in the Award are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Award or any provision hereof.

         The undersigned, Chairman, President and Chief Executive Officer of the Company, has executed this Award [FOR EXECUTIVE OFFICERS: at the direction of the Leadership


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Development and Compensation Committee of the Board of Directors] effective as of _______________.

                                   THE HOME DEPOT, INC.



                                   By:
                                      ----------------------------------------
                                         Robert L. Nardelli
                                         Chairman, President & CEO


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